Exhibit 99.2

SECURITY HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the beneficial ownership of the common stock of Owens Realty Mortgage, Inc. (the "Company") as of March 9, 2018 by each director, including director nominees, and the executive officers of the Company.

Name of Beneficial Owner	Shares Beneficially Owned[1]	Percentage of Shares Beneficially Owned
Bryan H. Draper, Director, President and Chief Executive Officer[2]	93,017	1.02%
William E. Dutra, Executive Vice President[3]	25,589	*
Brian M. Haines, Senior Vice President[4]	7,908	*
James Matthew Kessler, Director[5]	29,074	*
William C. Owens, Director and Chairman of the Board6 7	185,985	2.05%
Melina A. Platt, Chief Financial Officer and Treasurer	3,910	*
Dennis G. Schmal, Lead Independent Director	3,000	*
Gary C. Wallace, Director	1,500	*
Daniel J. Worley, Senior Vice President and Corporate Secretary[8] ___________________________	2,325	*

             * Less than 1%

1
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number and percentage of shares of the Company's common stock beneficially owned by a person, shares of the Company's common stock subject to outstanding options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of March 9, 2018 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants, rights or conversion privileges but are not deemed to be outstanding for purposes of computing the percentage for any other person. As of March 9, 2018, a total of 9,091,454 shares of the Company's common stock were issued and outstanding. The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.

2
Includes 4,543 shares of Common Stock held by Draper Family Partnership of which Mr. Draper is a 50% owner.  Mr. Draper disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.  Also includes: (i) 32,713 shares of common stock held by Draper Family Trust dated May 16, 2000 of which Mr. Draper is co-trustee; (ii) 3,275 shares of common stock indirectly by Mr. Draper's spouse; (iii) 52,186 shares of common stock held in Individual Retirement Accounts ("IRAs") of which Mr. Draper is sole beneficiary; and (iv) 300 shares of common stock owned by Mr. Draper's child. Does not include 83,049 shares of common stock held by the Owens Financial Group, Inc., (the "Manager") directly and 13,736 shares of common stock held by Investors Yield, Inc. (a wholly owned subsidiary of the Manager).

3
Includes 2,689 shares of common stock held by The Dutra Trust of which Mr. Dutra is a co-trustee and 22,900 shares of common stock owned indirectly through the Owens Financial Group 401(k) Plan. Does not include 83,049 shares of common stock held by the Manager directly and 13,736 shares of common stock held by Investors Yield. Inc.

4
Includes 1,248 shares of common stock held in an IRA and 3,973 shares of common stock owned indirectly through the Owens Financial Group 401(k) Plan. Does not include 83,049 shares of common stock held by the Manager directly and 13,736 shares of common stock held by Investors Yield. Inc.

5
Mr. Kessler owns 29,074 shares of common stock through two trusts. Mr. Kessler has sole voting and investment power over 17,836 shares of common stock held in one of those trusts and shared voting and investment power over shares of common stock held in the other trust.

6
Mr. Owens owns 62.5% of the Manager and shares voting power at the Manager with Mr. Draper, Mr. Dutra and Mr. Haines, each of whom owns the following percentage of the Manager: Draper – 16.305%; Dutra – 16.305%; and Haines – 4.89%. Mr. Owens' is reporting beneficial ownership of 83,049 shares of common stock held by the Manager directly and 13,736 shares of common stock held by Investors Yield. Inc., with respect to which he has shared voting and investment power. Mr. Owens disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

7
Includes 360 shares of common stock held by Owens Trust dated February 24, 1998, the trustee of which is Mr. Owens. Also includes 4,637 shares of common stock held by Belmar, a California limited partnership of which Mr. Owens owns 49.22%.  Mr. Owens disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Also includes: (i) 6,361 shares of common stock held indirectly by Mr. Owens spouse; (ii) 11,572 shares of common stock held in an IRA of which Mr. Owens is sole beneficiary; and (iii) 63,460 shares of common stock owned indirectly through the Owens Financial Group 401(k) Plan.

8	Includes 725 shares owned indirectly through Owens Financial Group's 401(k) Plan.